Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "Agreement"), is entered into as of this 3rd day of August 2009, by and between Caldwell Golf Corporation, a California corporation, (hereinafter referred to as “SELLER”), having its principal place of business 2131 Las Palmas, Carlsbad, CA and Feel Golf Company, Inc., a California corporation, (hereinafter referred to “BUYER”), having its principal place of business at 1354-T Dayton St. Salinas, CA.

W I T N E S S E T H:

WHEREAS, SELLER is the valid and legal owner of all tangible and intangible assets owned by the corporation identified on the Exhibits attached hereto and made a part hereof; and

WHEREAS, SELLER desires to sell, transfer 100% of its rights, (past, present and future) title and interest in, all of the assets set forth on Exhibit “A” subject to the provisions of this Agreement and as defined herein, and

WHEREAS, the respective Board of Directors of the SELLER and BUYER deem it in the best interests of each to complete the transaction herein contemplated;

NOW, THEREFORE, in consideration of the promises and of the mutual agreements, provisions, covenants, representations and warranties herein contained, the parties hereby agree as follows:

1.   Purchase and Sale of Assets.

1.01	Purchase and Sale.

On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, convey and deliver to Buyer one hundred percent (100%) of the right, title and interest in its tangible and intangible assets and all rights shown on Exhibit “A” attached hereto and made a part hereof (herein referred to as the “Acquired Assets”) for the consideration set forth below.

1.02	Purchase Price.

The BUYER agrees to purchase the Acquired Assets from the SELLER at Closing for the following consideration:

(a)	The issuance of one million two hundred fifty thousand (1,250,000) shares of restricted (Rule 144) common stock of the BUYER to the SELLER and its designees.

(b)
The SELLER shall receive a net earned royalty of ten (10%) percent of the sales of the SELLER’s Acquired Assets in an amount not to exceed $250,000 with such amounts to be paid quarterly in arrears by deducting the earned 10% net royalty minus returns, warranty, inclusive of reasonable prior to this agreement and thereafter and/or discontinued unsalable non conforming product) associated with the Acquired Assets.

1.03	No Assumption of Liabilities.

The BUYER shall in no event assume or be responsible for any liabilities, liens, security interests, claims, obligations or encumbrances of SELLER, contingent or otherwise.

1.04	Closing.

Subject to the terms and provisions of this Agreement, the closing of the transactions contemplated by this Agreement will be at 3:00 p.m. (PST) at the offices of Caldwell Golf on or before August 3rd, 2009, or at such earlier date, or such other place, as shall be mutually agreed upon in writing by BUYER and SELLER, such date and time sometimes being referred to herein as the "Closing" or "Closing Date."  If SELLER does not sign this Agreement by 3:00 PM PST on August 3, 2009, this Agreement and all BUYER terms within, are terminated.

2.   Representations and Warranties of BUYER.

The BUYER represents and warrants, to SELLER that, to the best of its knowledge, the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2.

2.01	Authority.

The BUYER has all requisite  power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by the BUYER hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it.  The execution and delivery of this Agreement by the BUYER and all agreements, instruments, and documents to be executed and delivered by the BUYER hereunder, the performance by the BUYER of all the terms and conditions hereto to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the BUYER, and no other corporate proceedings of The BUYER are necessary with respect thereto.  All persons who have executed and delivered this Agreement, and all persons who will execute and deliver the other agreements, documents and instruments to be executed and delivered by the BUYER hereunder, have been duly authorized to do so by all necessary actions on the part of the BUYER.  This Agreement constitutes, and each other agreement and instrument to be executed by the BUYER hereunder, when executed and delivered by the BUYER, will constitute, the valid and binding obligation of the BUYER enforceable against it in accordance with its terms.

2.02	Non-contravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any federal, state or local government, governmental agency or court to which the BUYER is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which the BUYER is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets.

2.03	Disclosure.

The representations and warranties contained in this Section 2 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 2 not misleading.

2.04	Representation.

The BUYER represents and warrants that in making the decision to acquire the Acquired Assets, they have relied upon their own independent investigations and the independent investigations by their representatives, including their own professional legal, tax, and business advisors, and that the BUYER and their representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from SELLER.

3.   Representations and Warranties Concerning SELLER.

SELLER, represents and warrants to the BUYER that, to the best of their knowledge, the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.

3.01	Authority.

SELLER has all requisite power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by SELLER hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it.  This Agreement constitutes, and each other agreement and instrument to be executed by SELLER hereunder, when executed and delivered by SELLER, will constitute, the valid and binding obligation of SELLER enforceable against it in accordance with its terms.

3.02	Non-contravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which SELLER is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which SELLER is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets.  SELLER is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other party in order for SELLER and BUYER to consummate the transactions contemplated by this Agreement.

3.03	Title.

SELLER has, and upon the Closing Date will have, valid and binding contractual rights to the Acquired Assets, free and clear of all liens, claims, mortgages, security interests, pledges, encumbrances or restrictions on transfer of any kind or nature.

3.04	Governmental Approvals.

No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority (including, without limitation, any department, bureau or agency), is required to be obtained or made in connection with the execution and delivery of this Agreement by SELLER or the consummation by SELLER of the transactions contemplated hereby the failure of which to obtain would have a material adverse affect on the Acquired Assets, the BUYER or the BUYER's ability to own, operate or exploit the Acquired Assets.

3.05	Disclosure.

The representations and warranties contained in this Section 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 3 not misleading.

3.06	Approvals; Consents.

SELLER has, and on the Closing Date will have, the right, power and authority to enter into this Agreement and to sell, transfer and deliver the Acquired Assets and to perform all undertakings and obligations hereunder.  No approval, authorization, consent, order or other action of, or filing with, any third party, including without limitation, any public, governmental, administrative or regulatory authority, agency or body (collectively, “consents”), is required in connection with the execution, delivery and/or performance of this Agreement by SELLER or the consummation of the transactions contemplated hereby.

3.07	Liens.

SELLER has good and marketable title to the Acquired Assets and has full power and authority to sell, assign and transfer to BUYER all of the Acquired Assets free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, covenants, conditions, or restrictions.  All of the Acquired Assets are in good operating condition and repair, ordinary wear and tear excepted.

3.08	Taxes.

SELLER has filed all federal, state, local, foreign or other tax returns which are required Taxes to be filed by any of them or been approved for an extension of same, and such returns are, to the best knowledge of SELLER, true and correct.  There is no material liability for the payment of any federal, state, local, foreign or other taxes whatsoever (including any interest or penalties) with respect to SELLER except for which non-compliance would not have a material adverse effect on the business, operations or financial condition of SELLER.

4.   Survival.

4.0	Survival.

None of the representations and warranties of SELLER and BUYER contained in this Agreement shall survive the Closing Date, except for 3.03, even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing Date.

5.   Conduct and Transactions prior to Closing.

5.01	Covenants of SELLER.

Between the date of this Agreement and the Closing Date or, if earlier termination of this Agreement:

(a)
SELLER agrees to give the BUYER its agents and representatives, full access to the Acquired Assets and all of SELLER's premises and books and records relating to the Acquired Assets and its operation, and to furnish the BUYER with such financial and operating data and other information with respect to the Acquired Assets and its ownership and operation as the BUYER shall from time to time request; provided, however, that any such investigation shall not affect any of the representations and warranties of SELLER hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of SELLER.  In the event of termination of this Agreement, the BUYER will return to SELLER all documents, work papers, and other material obtained from SELLER in connection with the transactions contemplated hereby and will keep confidential any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources.

(b)
SELLER will conduct its business relating to the Acquired Assets only in the ordinary course and will not engage in any practice, take any action or enter into any transaction relating to the Acquired Assets outside the ordinary course of business.

6.   Conditions to Closing.

6.01	Conditions to Obligations of the BUYER.

The obligation of the BUYER to affect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

    (a)   SELLER shall have furnished the BUYER with certified copies of resolutions duly adopted by its Board of Directors authorizing all necessary and proper corporate action approving the execution, delivery and performance of this Agreement.

    (b)   Except to the extent waived hereunder, (i) the representations and warranties of SELLER contained herein shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time; and (ii) SELLER shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied by them prior to the Closing Date.

    (c)   SELLER shall have obtained and delivered to the BUYER all consents required consummating the transactions contemplated by this Agreement.

    (d)   There shall not have occurred (i) any material adverse change in the Acquired Assets or the business, properties, results of operations or financial condition of SELLER, (ii) any loss of or damage to any of the Acquired Assets (whether or not covered by insurance) of SELLER which will materially affect or impair the ability of the BUYER to own or operate the Acquired Assets.

    (e)   All statutory requirements for the valid consummation by SELLER of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities required to be obtained in order to permit consummation by SELLER of the transactions contemplated by this Agreement and to permit the business now or previously carried on by SELLER with the Acquired Assets to continue unimpaired to any material degree immediately following the Closing Date shall have been obtained.  Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) an investigation or other proceeding which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of SELLER, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

    (f)   SELLER shall have complied with the delivery requirements set forth in Section 7.03 of this Agreement.

6.02	Conditions to Obligations of SELLER.

The obligation of SELLER to affect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

    (a)   The BUYER shall have furnished SELLER with certified copies of resolutions duly adopted by its Board of Directors or Trustee, as required, authorizing all necessary and proper corporate action approving the execution, delivery and performance of this Agreement.

    (b)   Except to the extent waived hereunder, (i) the representations and warranties of the BUYER contained herein shall be true in all material respects at the Closing Date with the same effect as though made at such time; and (ii) the BUYER shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.

   (c)   All statutory requirements for the valid consummation by the BUYER of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by the BUYER of the transactions contemplated by this Agreement shall have been obtained.  Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) in a writing directed to SELLER, the BUYER or any of their subsidiaries, an investigation which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of the BUYER, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain the damages in respect thereof.

7.   Actions at Closing.

7.01	Transactions at the Closing.

At the Closing the following events shall occur, each event under the control of one party hereto being a condition precedent to the events under the control of the other party, and each event being deemed to have occurred simultaneously with the other events.

7.02	Deliveries by the BUYER.

At Closing, The BUYER will deliver to SELLER:

(a)	A restricted common stock certificate in the amount of one million two hundred fifty thousand (1,250,000) shares from the BUYER to the SELLER or its designees.
(b)	Certified copies of corporate resolutions and other corporate proceedings taken by the BUYER to authorize the execution, delivery and performance of this Agreement.

7.03	Deliveries by SELLER.

At Closing, SELLER shall deliver to the BUYER:

(a)
A Deed of  Assignment of one hundred percent (100%) interest in and unto the Acquired Assets in the form attached as Exhibit “B” and other instruments of transfer, assignment and conveyance as The BUYER shall reasonably request to vest in The BUYER good and marketable title to the Acquired Assets; and

(b)
The SELLER shall maintain liability insurance (loss of assets) on the assets acquired by the BUYER until assets are loaded on transport trucks for shipment to Feel Golf headquarters in Salinas, CA. (presently scheduled for pick-up in August, 2009 - as soon as it can be arranged).  Thearefter, BUYER assumes liability of assets (loss and warranty only).

(c)	Certified copies of corporate resolutions and other corporate proceedings taken by SELLER to authorize the execution, delivery and performance of this Agreement.

8.   Termination.

8.01	Termination of the Agreement.

The parties may terminate this Agreement as provided below:

(a)	The BUYER and SELLER may terminate this Agreement by mutual written consent at any time prior to the Closing;

8.02	Effect of Termination.

(a)
If either The BUYER or SELLER terminates this Agreement pursuant to Section 8.01(a) above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party.

9.     Indemnification.

9.01	Indemnification.

SELLER shall indemnify, defend and hold the BUYER, each of the officers, agents and directors and current shareholders of the BUYER as of the Closing Date, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, reasonable attorneys' fees (collectively, “Losses”), that it shall incur or suffer, which directly or indirectly arise out of, result from, or relate to any breach, or failure to perform, any of SELLER's representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by SELLER under this Agreement.  The indemnification described herein shall also apply in the event of an assertion against the BUYER, or the Acquired Assets, by any person, entity, government or subdivision thereof, of any claim, demand, penalty, fine, or tax accruing prior to the Closing.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

10.   Miscellaneous.

10.01	Survival of Covenants, Representations and Warranties.

Except as otherwise specifically provided, the covenants, representations and warranties contained herein shall expire and be terminated and extinguished at the Closing Date, except for 3.03.

10.02	Governing Law.

This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California, county of Monterey.

10.03	Notices.

Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:

To:   BUYER:

           Feel Golf Company, Inc
           1354-T Dayton St.
           Salinas, CA  93901
           Lee Miller, CEO and/or David Otterbach, COO

To:  SELLER:

            Caldwell Golf Company, Inc.
            2131 Las Palmas
            Carlsbad, CA
            Attn. Bruce Caldwell, Pres

10.04	No Assignment.

This Agreement may not be assigned by either party or by operation of law or otherwise unless expressly agreed to in advance and in writing by both parties hereto and, in the event of an attempted assignment, this Agreement shall terminate.

10.05	Entire Agreement.

This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

10.06	Confidentiality.

Both BUYER and SELLER further agree that the amounts and contributions described herein, and all terms and conditions of this Agreement, are and shall remain strictly privileged and confidential and shall not be communicated or published in any manner to any person not a party to this Agreement except (i.) as permitted by the parties’ prior written authorization; (ii.) ordered by a court of competent jurisdiction or (iii.) as required in connection with the disclosure guidelines of material events under the Securities Act of 1933, as amended. This Agreement shall not, by itself, be filed in any court of record nor shall it be entered into evidence in any action at any time without the express written consent of all parties to this Agreement or upon court order. The parties each acknowledge that BUYER will be required to file this Agreement as an exhibit to its Form 8-K and Form 10-K reports to the Securities and Exchange Commission and that these filings are exempt from the requirements of this Section. BUYER and SELLER agree to use their best efforts prior to closing to agree upon the contents of a press release to be made by SELLER, as required under the Securities Act of 1933, as amended.

10.07	Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

10.08	Headings.

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.09	Amendments and Waivers.

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the BUYER and SELLER.  No waiver by an party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.10	Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10.11	Expenses.

Except as otherwise expressly provided herein, each of the parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

10.12	Construction.

The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word "including" shall mean including without limitation.  The parties intend that each representation, warranty and covenant contained herein shall have independent significance.  If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

10.13	First Right of Refusal.

Buyer is granted the first right of refusal to acquire additional claims and rights controlled by Seller before they are offered to other potential acquirers.  Buyer will have 60 days to respond to any first rights of refusal before the claims or rights are offered to any other party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.
                                      SELLER:

                        Caldwell Golf Company, Inc

                      By:     /s/ Bruce Caldwell                       Date: August 3, 2009
                                Bruce Caldwell, President

                                  BUYER:

                         Feel Golf Company, Inc.                      Date: August 3, 2009

                         By:   /s/ Lee Miller
                                 Lee Miller, Chief Executive Officer & Director

EXHIBITS

Attached to and made a part of that certain Asset Purchase Agreement dated July 21, 2009 by and between Caldwell Golf as Seller and Feel Golf Company, Inc., as Buyer are the following exhibits:

Exhibit A – Intangible Assets

•	Current Customer Records

•	Current Supplier Records

•	Intellectual Property

•	Evaluations

•	Corporate by laws, minutes, good standing certificate

•	Web Site any and all associated with Caldwell Golf and/or for e commerce

•	Product Costing records

•	800 toll free phone number(s)

•	Corporate backgrounder

OTHER:

Exhibit B –  Tangible Assets

Advise if any assets are stored and/or maintained off premise

•	Assembled Golf Club Inventory

•	Unassembled and/or partial assembled

•	Components, golf club heads, hand tools, fixtures, on hand

•	Production Tooling for reproducing the Caldwell Golf, Pearl Golf and by any other name if so exist

•	All Assembly tooling, nests,

•	All Misc such as : assembly tables, storage racks, pallet jacks, fork lifts (both manual and powered)

•	All Plastic and wooden pallets

•	Demo day signage, golf bags, caps, any and all collateral materials

OTHER:

Exhibit C –Miscellaneous Assets

•	FF &E fully depreciated and not fully depreciated

•	All personal property not classified as real property

•	Corporate accounting records back up

OTHER: